As filed with the Securities and Exchange Commission on May 9, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Goodyear Tire & Rubber Company
(Exact name of registrant as specified in its charter)

Ohio	34-0253240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1144 East Market Street
Akron, Ohio 44316-0001
(330) 796-2121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
C. Thomas Harvie, Esq.
Senior Vice President, General Counsel and Secretary
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001
(330) 796-2121
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies To:
Carey S. Roberts, Esq.
Covington & Burling LLP
1330 Avenue of the Americas
New York, NY 10019
(212) 841-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to Be	Amount to Be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered	Share	Price	Registration Fee
Common Stock, without par value	(1)	(1)	(1)	(2)

(1)	An indeterminate aggregate initial offering price or number of each identified class of securities is being registered as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the Registration fee, except for $184,000 that has already been paid with respect to $2,000,000,000 aggregate public offering price of securities that were previously registered pursuant to Registration Statement No. 333-90786, which was filed by the Registrant on June 19, 2002, and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

PROSPECTUS

The Goodyear Tire & Rubber Company

Common Stock

We may offer and sell from time to time, in one or more offerings, shares of our common stock at prices and on terms determined at the time of any such offering. We may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Each time any shares of our common stock are offered pursuant to this prospectus, they will be accompanied by a prospectus supplement that will contain more specific information about the offering, including the names of any underwriters, if applicable. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement and any other offering material we provide before you decide whether to invest in our common stock.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “GT.”

Investing in our securities involves risks.  See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

This prospectus is dated May 9, 2007

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any other offering material filed or provided by us. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any other offering material is accurate as of any date other than the date on the front of such document. Any information incorporated by reference in this prospectus, any accompanying prospectus supplement or any other offering material is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process, which allows us to offer and sell, from time to time, our common stock in one or more offerings.

This prospectus provides you with a general description of our common stock. Each time we offer to sell shares of our common stock pursuant to this prospectus, we will provide a prospectus supplement that will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us. Before you decide whether to invest in our common stock, you should read this prospectus, the accompanying prospectus supplement and the information that we file with the SEC.

In this prospectus, “Goodyear,” “we,” “our,” and “us” refer to The Goodyear Tire & Rubber Company and its consolidated subsidiaries, except as otherwise indicated or as the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” documents that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents which have been filed with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed):

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007;

•	Current Reports on Form 8-K filed with the SEC on January 5, 2007, February 28, 2007, March 5, 2007, March 14, 2007, March 23, 2007, April 10, 2007, April 13, 2007, April 23, 2007, April 27, 2007, May 3, 2007 and May 9, 2007; and

•	Definitive Proxy Statement on Schedule 14A filed on March 9, 2007.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, from the date of this prospectus until the termination of the offering of all securities under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.goodyear.com) is not incorporated into this prospectus.

You may request a copy of any documents incorporated by reference herein at no cost by writing or telephoning us at:

The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001
Attention: Investor Relations
Telephone number: 330-796-3751

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website (http://www.sec.gov) or through our website (http://www.goodyear.com). We have not incorporated by reference into this prospectus the information included on or linked from our website, and you should not consider it part of this prospectus. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates from the Public Reference Room of the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

FORWARD-LOOKING INFORMATION — SAFE HARBOR STATEMENT

Certain information set forth herein and incorporated by reference herein may constitute forward-looking statements regarding events and trends that may affect our future operating results and financial position. The words “estimate,” “expect,” “intend” and “project,” as well as other words or expressions of similar meaning, are intended to identify forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. Such statements are based on current expectations and assumptions, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including:

•	if we do not achieve projected savings from various cost reduction initiatives or successfully implement other strategic initiatives our operating results and financial condition may be materially adversely affected;

•	a significant aspect of our master labor agreement with the United Steelworkers is subject to court and regulatory approvals, which, if not received, could result in the termination and renegotiation of the agreement;

•	we face significant global competition, increasingly from lower cost manufacturers, and our market share could decline;

•	our pension plans are significantly underfunded and further increases in the underfunded status of the plans could significantly increase the amount of our required contributions and pension expenses;

•	higher raw material and energy costs may materially adversely affect our operating results and financial condition;

•	continued pricing pressures from vehicle manufacturers may materially adversely affect our business;

•	pending litigation relating to our 2003 restatement could have a material adverse effect on our financial condition;

•	our long term ability to meet current obligations and to repay maturing indebtedness, is dependent on our ability to access capital markets in the future and to improve our operating results;

•	we have a substantial amount of debt, which could restrict our growth, place us at a competitive disadvantage or otherwise materially adversely affect our financial health;

•	any failure to be in compliance with any material provision or covenant of our secured credit facilities and the indenture governing our senior secured notes could have a material adverse effect on our liquidity and our results of operations;

•	our capital expenditures may not be adequate to maintain our competitive position;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly;

•	we may incur significant costs in connection with product liability and other tort claims;

•	our reserves for product liability and other tort claims and our recorded insurance assets are subject to various uncertainties, the outcome of which may result in our actual costs being significantly higher than the amounts recorded;

•	we may be required to deposit cash collateral to support an appeal bond if we are subject to a significant adverse judgment, which may have a material adverse effect on our liquidity;

•	we are subject to extensive government regulations that may materially adversely affect our operating results;

•	our international operations have certain risks that may materially adversely affect our operating results;

•	we have foreign currency translation and transaction risks that may materially adversely affect our operating results;

•	the terms and conditions of our global alliance with Sumitomo Rubber Industries, Ltd. (“SRI”) provide for certain exit rights available to SRI in 2009 or thereafter, upon the occurrence of certain events, which could require us to make a substantial payment to acquire SRI’s interest in certain of our joint venture alliances (which include much of our operations in Europe);

•	if we are unable to attract and retain key personnel, our business could be materially adversely affected;

•	work stoppages, financial difficulties or supply disruptions at our suppliers or our major OE customers could harm our business; and

•	we may be impacted by economic and supply disruptions associated with global events including war, acts of terror, civil obstructions and natural disasters.

It is not possible to foresee or identify all such factors. We will not revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.

THE COMPANY

We are one of the world’s leading manufacturers of tires, engaging in operations in most regions of the world. Together with our U.S. and international subsidiaries and joint ventures, we develop, manufacture, market and distribute tires for most applications. We are also one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, we operate tire and auto service center outlets where we offer our products for retail sale and provide automotive repair and other services. We manufacture our tire and chemical products in 65 facilities in 27 countries, including the United States, and we have marketing operations in almost every country around the world. Our 2006 net sales were approximately $18.8 billion.

We are an Ohio corporation, organized in 1898. Our principal executive offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. Our telephone number is (330) 796-2121.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or contained in or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the applicable prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2007, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from any sale of common stock offered by this prospectus for general corporate purposes. General corporate purposes may include:

•	repayment or refinancing of a portion of our existing short-term and long-term debt;

•	redemption or repurchases of certain outstanding securities;

•	capital expenditures;

•	additional working capital;

•	loans or advances to affiliates; and

•	other general corporate purposes.

Our management will retain broad discretion in the allocation of the net proceeds from the sale of our common stock.

DESCRIPTION OF OUR COMMON STOCK

This section contains a description of the material terms of our common stock. The following description is based on our articles of incorporation, as amended (“Articles of Incorporation”), our code of regulations, as amended (“Code of Regulations”), and applicable provisions of Ohio law. This summary is not complete. Our Articles of Incorporation and Code of Regulations are filed as exhibits to the registration statement of which this prospectus forms a part. You should read our Articles of Incorporation and Code of Regulations for the provisions that are important to you.

Authorized Shares

Our authorized capital stock consists of:

•	450,000,000 shares of common stock, without par value; and

•	50,000,000 shares of preferred stock, issuable in series.

On May 7, 2007, there were 183,447,956 shares of common stock outstanding and an additional 12,234,200 issued shares of common stock which we hold as treasury shares. No shares of preferred stock were issued or outstanding on May 7, 2007. The outstanding shares of our common stock are listed on the New York Stock Exchange. Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Voting Rights

Each share of our common stock is entitled to one vote per share on each matter (other than the election of directors) voted upon by shareholders, subject to the rights of the holders of shares of preferred stock, if any, that may be outstanding.

Except as may otherwise be required by our Articles of Incorporation, our Code of Regulations or Ohio law in respect of certain matters, the affirmative vote of at least a majority of the shares of common stock outstanding on the record date is required for any proposal to be adopted. Various matters, including the approval of certain transactions and certain amendments to the Articles of Incorporation or Code of Regulations, require the affirmative vote of the holders of two-thirds of the shares of common stock outstanding.

In voting for the election of directors, each share is entitled to one vote for each director to be elected. In the election of directors, the candidates for directorships to be filled receiving the most votes will be elected. Any holder of shares of common stock may request that voting for the election of directors be cumulative. In voting cumulatively, a shareholder may give any one candidate for director a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she is entitled to vote, or may distribute his or her votes on the same principle among two or more candidates as desired.

If any shares of a series of preferred stock are outstanding and if six quarterly dividends thereon have not been paid as provided by the terms of that outstanding series of preferred stock, then the holders of the preferred stock have the right to elect, as a class, two members of our board of directors, which rights continue until the dividend payment default is cured. In addition, the separate affirmative vote or consent of the holders of any outstanding preferred stock may be required to authorize certain corporate actions, including mergers and certain amendments to our Articles of Incorporation.

Dividend Rights

The holders of shares of our common stock are entitled to receive dividends and other distributions if, as and when declared by our board of directors out of funds legally available for that purpose. These rights are subject to any preferential rights and any sinking fund, redemption or repurchase rights of any outstanding shares of preferred stock. We are not permitted to pay dividends to holders of our common stock if we have not paid or provided for the dividends, if any, fixed with respect to any outstanding shares of preferred stock.

The terms of our principal credit agreements and other indebtedness limit our ability to pay cash dividends on our common stock.

Liability for Calls and Assessments

The outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Preemptive Rights

Holders of shares of our common stock do not have preemptive rights or conversion rights as to additional issuances of shares of our common stock or of securities convertible into, or entitling the holder to purchase, shares of our common stock.

Liquidation Rights

If the Company were voluntarily or involuntarily liquidated, dissolved or wound up, the holders of our outstanding shares of common stock would be entitled to share in the distribution of all assets remaining after payment of all of our liabilities and after satisfaction of prior distribution rights and payment of any distributions owing to holders of any outstanding shares of preferred stock.

Other Information

Holders of shares of our common stock have no conversion, redemption or call rights related to their shares. We may, pursuant to action authorized by our board of directors, offer to repurchase or otherwise reacquire shares of our common stock, but we may not redeem issued and outstanding shares.

Policy Regarding Shareholder Rights Plans

We do not have a shareholder rights plan. The board of directors has agreed to the following policy, which is set forth in our corporate governance guidelines, with respect to the future adoption of a rights plan:

•	if we ever were to adopt a rights plan, the board of directors would seek prior shareholder approval of the plan unless, due to timing constraints or other reasons, a committee consisting solely of independent directors determines that it would be in the best interests of shareholders to adopt a plan before obtaining shareholder approval; and

•	if a rights plan is adopted without prior shareholder approval, the plan must either be ratified by shareholders or must expire within one year.

Certain Provisions of Ohio Law and the Company’s Articles of Incorporation and Code of Regulations

There are statutory provisions of Ohio law and provisions in our Articles of Incorporation and Code of Regulations that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or changes in management of the Company, including transactions in which our shareholders might otherwise receive a premium over the then current market prices for their shares.

Articles and Code of Regulations

Our Articles of Incorporation and Code of Regulations contain various provisions that may have the effect, either alone or in combination with each other, of making more difficult or discouraging a business combination or an attempt to obtain control of the Company that is not approved by the board of directors. These provisions include:

•	the right of our board of directors to issue authorized and unissued shares of common stock without shareholder approval;

•	the right of our board of directors to issue shares of preferred stock in one or more series and to designate the number of shares of those series and certain terms, rights and preferences of those series, including redemption terms and prices and conversion rights, without shareholder approval; and

•	provisions prohibiting the removal of directors except upon the vote of holders of shares entitling them to exercise two-thirds of the voting power of the Company.

Ohio Law Provisions

Various laws may affect the legal or practical ability of shareholders to dispose of shares of the Company. Such laws include the Ohio statutory provisions described below.

Chapter 1704 of the Ohio Revised Code prohibits an interested shareholder (defined as a beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of any issuing public Ohio corporation) or any affiliate or associate of an interested shareholder (as defined in Section 1704.01 of the Ohio Revised Code) from engaging in certain transactions with the corporation during the three-year period after the interested shareholder’s share acquisition date.

The prohibited transactions include mergers, consolidations, majority share acquisitions, certain asset sales, loans, certain sales of shares, dissolution, and certain reclassifications, recapitalizations, or other transactions that would increase the proportion of shares held by the interested shareholder.

After expiration of the three-year period, the corporation may participate in such a transaction with an interested shareholder only if, among other things:

•	the transaction receives the approval of the holders of two-thirds of all the voting shares and the approval of the holders of a majority of the disinterested voting shares (shares not held by the interested shareholder); or

•	the transaction meets certain criteria designed to ensure that the remaining shareholders receive fair consideration for their shares.

The prohibitions do not apply if, before the interested shareholder becomes an interested shareholder, the board of directors of the corporation approves either the interested shareholder’s acquisition of shares or the otherwise prohibited transaction. The restrictions also do not apply if a person inadvertently becomes an interested shareholder or was an interested shareholder prior to the adoption of the statute on April 11, 1990, unless, subject to certain exceptions, the interested shareholder increases his, her or its proportionate share interest on or after April 11, 1990.

Pursuant to Ohio Revised Code Section 1707.043, a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within eighteen (18) months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves in a court of competent jurisdiction either of the following:

•	that his, her or its sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that such person would acquire control of the corporation; or

•	such person’s purpose was not to increase any profit or decrease any loss in the stock, and the proposal did not have a material effect on the market price or trading volume of the stock.

Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation fails or refuses to bring an action to recover these profits within sixty (60) days of a written request. The party bringing such an action may recover attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits.

Control Share Acquisition Act

We are also subject to Ohio’s Control Share Acquisition Act (Ohio Revised Code 1701.831). The Control Share Acquisition Act provides that, with certain exceptions, a person may acquire beneficial ownership of shares in certain ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more) of the voting power of the outstanding shares of an Ohio corporation meeting certain criteria, which the Company meets, only if such person has submitted an “acquiring person statement” and the proposed acquisition has been approved by both (i) the vote of a majority of the voting power of the Company and (ii) by a majority of the voting power of the Company excluding “interested shares,” as defined in Section 1701.01 of the Ohio Revised Code.

PLAN OF DISTRIBUTION

We may sell our common stock offered by this prospectus:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to other purchasers; or

•	through a combination of any such methods of sale.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation will be described in the applicable prospectus supplement.

We (directly or through agents) may sell, and the underwriters may resell, the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of common stock, the underwriters or agents may receive compensation from us or from purchasers of the common stock for whom they may act as agents. The underwriters may sell common stock to or through dealers, who may also receive compensation from purchasers of the common stock for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the common stock may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement relating to a particular offering of common stock, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the common stock from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

The validity of our common stock being offered by this prospectus will be passed upon for us by Bertram Bell, an Associate General Counsel and Assistant Secretary of the Company. Mr. Bell is paid a salary and a bonus by us, is a participant in our Performance Recognition Plan, owns and has options to purchase shares of our common stock and holds performance shares. In connection with particular offerings of common stock, and if stated in the applicable prospectus supplements, certain legal matters with respect to such offerings will be passed upon for us by Covington & Burling LLP, New York, New York. Any underwriter, dealer or agent will be advised about other issues relating to any offering by its own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to our Current Report on Form 8-K dated May 3, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the sale of the common stock being registered hereby.

Expense	Amount to be Paid

SEC registration fee	$	*
Blue Sky fees and expenses		**
Legal fees and expenses (other than Blue Sky fees and expenses)		**
Accounting fees and expenses		**
Stock exchange listing fees		**
Printing and duplicating expenses		**
Miscellaneous		**
Total	$	**

*	Unutilized filing fees of $184,000 previously paid in connection with Registration Statement No. 333-90786 are being applied to the fee payable pursuant to this Registration Statement. The payment of any additional filing fees is deferred pursuant to Rules 456(b) and 457(r).

**	Not presently known.

Item 15.	Indemnification of Directors and Officers

The Goodyear Tire & Rubber Company is an Ohio corporation. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers, against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which (a) the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (b) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code.

The Goodyear Tire & Rubber Company has adopted provisions in its Code of Regulations that provide that it shall indemnify its directors and officers against any and all liability and reasonable expense that may be incurred by a director or officer in connection with or resulting from any claim, action, suit or proceeding in which the person may become involved by reason of his or her being or having been a director or officer of the company, or by reason of any past or future action taken or not taken in his or her capacity as such director or officer, provided such person acted in good faith, in what he reasonably believed to be the best interests of the company, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

The Goodyear Tire & Rubber Company maintains and pays the premiums on contracts insuring the company (with certain exclusions) against any liability to directors and officers they may incur under the above provisions for indemnification and insuring each director and officer of the company and (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to the company even if the company does not have the obligation or right to indemnify such director or officer against such liability or expense.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 9, 2007.

The Goodyear Tire & Rubber Company

By:	/s/ RICHARD J. KRAMER
Name: Richard J. Kramer

Title:	President, North American Tire
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT J. KEEGAN Robert J. Keegan	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	May 9, 2007

/s/ RICHARD J. KRAMER Richard J. Kramer	President, North American Tire and Chief Financial Officer (Principal Financial Officer)	May 9, 2007

* Thomas A. Connell	Vice President and Controller (Principal Accounting Officer)

* Rodney O’Neal	Director

* Shirley D. Peterson	Director

* John G. Breen	Director

* Denise M. Morrison	Director

* William J. Hudson, Jr.	Director

* James C. Boland	Director

* Steven A. Minter	Director

Signature		Title	Date

* Thomas H. Weidemeyer		Director

* Michael R. Wessel		Director

* G. Craig Sullivan		Director

* W. Alan McCollough		Director

*By:	/s/ RICHARD J. KRAMER Richard J. Kramer Attorney-in-fact for each of the persons indicated		May 9, 2007

EXHIBIT INDEX

Exhibit
No.		Description

1	.1*	Underwriting Agreement
4.1		Certificate of Amended Articles of Incorporation of Registrant, dated December 20, 1954, Certificate of Amendment to Amended Articles of Incorporation of Registrant, dated April 6, 1993, Certificate of Amendment to Amended Articles of Incorporation of Registrant, dated June 4, 1996, and Certificate of Amendment to Amended Articles of Incorporation of Registrant, dated April 20, 2006, four documents comprising the Registrant’s Articles of Incorporation, as amended (incorporated by reference, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 9, 2007, File no. 001-01927)
4.2		Code of Regulations, adopted November 22, 1955, as amended April 5, 1965, April 7, 1980, April 6, 1981, April 13, 1987, May 7, 2003, April 26, 2005, and April 11, 2006 (incorporated by reference, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on May 9, 2007, File no. 001-01927)
4.3		Specimen Nondenominational Certificate for Shares of the Common Stock, Without Par Value, of the Company (incorporated by reference, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on May 9, 2007, File no. 001-01927)
5	.1**	Opinion of Bertram Bell, Esq.
23	.1**	Consent of PricewaterhouseCoopers LLP
23	.2**	Consent of Bertram Bell, Esq. (included in Exhibit 5.1)
24	.1**	Powers of Attorney

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.